UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

02B-03A, 23/F, Sino Plaza, 255-257 Gloucester Road

Causeway Bay, Hong Kong

(Address of principal executive offices, including zip code)

852-21141970

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on June 17, 2025, Future FinTech Group, Inc. (the “Company”) entered into a Settlement and Forbearance Agreement (the “Settlement Agreement”) with FT Global Capital, Inc. (“FT Global”), pursuant to which the parties agreed to settle four judgments totaling approximately $10.2 million entered against the Company in federal courts in Georgia, New York, Florida, and Ohio.

On June 24, 2025, the United States District Court for the Southern District of New York entered an Order Approving Issuance (the “Section 3(a)(10) Order”) pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in the matter of FT Global Capital, Inc. v. Future FinTech Group Inc., Case No. 1:24-mc-00257-AKH. The Section 3(a)(10) Order ordered that the issuance and/or transfer of Settlement Shares (as defined below) to FT Global or its designees(s), pursuant to the Settlement Agreement, was approved as fair within the meaning of Section 3(a)(10) of the Securities Act, and the Settlement Shares are exempt from registration with the SEC and shall be issued without any restrictive legends. The Settlement Shares are as follows: (i) 340,000 shares of the Company's common stock to FT Global; (ii) 60,000 shares of the Company's common stock to Olshan Frome Wolosky LLP; (iii) 650,000 shares of the Company's common stock underlying a “Series A Right” for FT Global or its designees(s) to receive 650,000 shares of common stock, exercisable no earlier than six months after June 17, 2025; and (iv) 650,000 shares of the Company's common stock underlying a “Series B Right” for FT Global or its designees(s) to receive 650,000 shares of common stock, exercisable no earlier than twelve months after June 17, 2025.

The foregoing description is merely a summary of the Section 3(a)(10) Order and therefore does not purport to be complete and is qualified in its entirety by reference to the Section 3(a)(10) Order, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Pursuant to the Settlement Agreement, the Company shall issue the Settlement Shares within three trading days after the issuance of the Section 3(a)(10) Order.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2025, the Board of Directors (the “Board”) of the Company received a resignation letter from Mr. Ming Yi to resign from his positions as the Chief Financial Officer (“CFO”) of the Company. Mr. Ming Yi indicated that his resignation is not because of any disagreement with the Company, its management or its directors.

On June 20, 2025, the Board received a resignation letter from Mr. Fuyou Li to resign from his positions as the Chairman of the Board, a member of the audit committee and a member of compensation committee. Mr. Fuyou Li indicated that his resignation is not because of any disagreement with the Company, its management or its directors.

On June 20, 2025, the Board received a resignation letter from Ms. Ying Li to resign from her positions as a director of the Board and the Vice President of the Company. Ms. Ying Li indicated that her resignation is not because of any disagreement with the Company, its management or its directors.

On June 26, 2025, the Board appointed Ms. Ting (Alina) Ouyang as a director of the Board and the CFO of the Company, effective immediately, to fill the vacancy following the resignation of Ms. Ying Li.

Ms. Ouyang, age 40, has served as the Financial Controller of the Company since August 2020. Prior to that, Ms. Ouyang served as the Chief Financial Officer of Weath Index Capital Group from March 2016 to September 2020. Ms. Ouyang served as Internal Control Manager of the Company from September 2020 to December 2023, and as Financial Controller since December 2023. Ms. Ouyang is a Certified Management Accountant (CMA) in the United States. Ms. Ouyang has over 10 years of senior financial management experience and is proficient in financial disclosures, ESG reporting, and investor relations for public companies listed in China, the United States, and Hong Kong. She has led multiple cross-border mergers and acquisitions as well as financing projects and is fluent in English and Mandarin. Ms. Ouyang obtained her bachelor’s degree in Business Administration from Beijing Union University in 2008.

Ms. Ouyang was not selected pursuant to any arrangement or understanding between her and any other person. There are no family relationships between Ms. Ouyang and the directors, nor between Ms. Ouyang and any executive officer of the Company. Ms. Ouyang is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

On June 26, 2025, the Board appointed Mr. David Xu as the Chairman of the Board, a member of the audit committee and a member of compensation committee of the Company, effective immediately, to fill the vacancy following the resignation of Mr. Fuyou Li.

Mr. David Xu, age 38, has extensive experience in financial services, enterprise management, and investment banking. From July 2022 to May 2025, Mr. Xu served as a middle and senior manager at China CITIC, a comprehensive financial services provider, where he was responsible for assisting companies in going public. From June 2020 to July 2022, he served as a middle manager at China Construction Bank, where he focused on helping companies secure funding and complete initial public offerings. Mr. Xu has been deeply involved in the listing projects of several prominent companies in both China and overseas capital markets. He possesses in-depth knowledge of the listing procedures, regulatory frameworks, and market environments across major international capital markets. Mr. Xu obtained his master’s degree in Business Administration from The Australian National University in 2020 and his master’s degree in Law from the University of International Business and Economics in 2011.

There are no arrangements or understandings between Mr. David Xu and any other person pursuant to which Mr. David Xu was appointed as a director of the Company. In addition, there is no family relationship between Mr. David Xu and any director or executive officer of the Company. The Board deems Mr. David Xu an “independent director” as defined by NASDAQ Rule 5605(a)(2).

Item 8.01 Other Events

On June 24, 2025, the United States District Court for the Southern District of New York entered a Stipulation and Order, in the matter FT Global Capital, Inc. v. Future FinTech Group Inc., Case No. 1:24-mc-00257-AKH. This Stipulation and Order ordered that (i) the U.S. Marshal shall return the stock certificate to the Company’s transfer agent; and (ii) this order is without prejudice to FT Global’s right to seek enforcement of the prior turnover order (Dkt. 49), in the event the Company breaches the Settlement Agreement.

.

The foregoing description is merely a summary of the Stipulation and Order and therefore does not purport to be complete and is qualified in its entirety by reference to the Stipulation and Order, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Pursuant to the Settlement Agreement, the Company shall instruct its transfer agent to reserve the stock certificate shares only for the purpose of facilitating the issuance of the Settlement Shares.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
99.1	Order Approving Issuance pursuant to Section 3(a)(10) of the Securities Act of 1933 dated June 24, 2025
99.2	Stipulation and Order dated June 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: June 26, 2025	By:	/s/ Hu Li
	Name:	Hu Li
	Title:	Chief Executive Officer

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